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                                  Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-48801, 333-84753 and 333-41566) pertaining to the 1992
Incentive Stock Plan, the 1997 Director Option Plan and the 1997 Employee Stock Purchase Plan, the 1999 Stock Incentive Plan and the 1999 Stock Incentive Plan, as amended, of Focal, Inc. of our report dated January 31, 2001, with respect to the financial statements of Focal, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                               /s/ Ernst & Young LLP


Boston, Massachusetts
March 28, 2001